Exhibit (a)(1)(H)

Rambus. Welcome to The Rambus Inc. Stock Option Exchange Program Website Click on the links below to view details of the Stock Option Exchange Program: Email Communication Offer Document Election Form Withdrawal Form Frequently Asked Questions (FAQs) Rambus Inc. Information Session Presentation (.pdf format) Rambus Inc. Information Session Presentation (Link to recording) If you are a Rambus Inc. stock option holder eligible to participate, please click the “Continue” button to log in. Continue These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support. Get ADOBE “READER” Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at: 866-442-3453 (From within the U.S.) 201-680-6579 (From outside the U.S.)

Rambus® Enter your 9-digit Personal Identification Number (PIN) that you received via e-mail from rambusincoptionexchange@computershare.com on May 24, 2012. Please do not enter spaces. If you do not have your PIN, please contact the Computershare Customer Service Center at 866-442-3453 (U.S); 201-680-6579 (International). Forgot your PIN? Continue Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at: 866-4-42-3453 (From within the U.S.) 201-680-6579 (From outside the U.S.)

Rambus Forgot your PIN? Please enter your Email Address below. Once entered, please click “Continue and your PIN will be sent to the e-mail address on file. Email Address Continue Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at: 866-442-3453 (From within the U.S.) 201-680-6579 (From outside the U.S.)

Rambus® Forgot your PIN? Your PIN has been sent to the e-mail address on file. Any further issues please contact the Computershare Call Center. Return to Log In Page Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at: 866-442-3453 (From within the U.S.) 201-680-6579 (From outside the U.S.)

Rambus® Current Date 05/23/2012 Name and Address TestFirst TestLast Address1 Address2 Address3 City, State 11111 Hello TestFirst, Below are your current outstanding Eligible Stock Option Grants. Before you make your election, you may click here to access the Option Exchange Analysis Tool to assist you in analyzing potential effects related to your projected grant price and the related gains based upon your future desired stock price. Exchange Analysis Tool New Grant if Option Grant Options Grant Options Outstanding Exchanged. Make ONE Election for Grant # Date Outstanding Price *Default exchange ratio is based upon conversion of shares at a grant price of 54.50 each eligible grant TESTI23 Feb-1-2011 1,950 $20.93 1,147 Exchange Do Not Exchange * Other grant price scenarios and exchange ratios are available for analysis in the Exchange Analysis Tool. Please make your exchange selection by clicking the “Exchange” or “Do Not Exchange” button for each Eligible Grant and then click “Submit”. You acknowledge that: (1) the Stock Option Exchange Program is a discretionary program established by Rambus Inc. that may be suspended, modified or terminated by Rambus Inc., at any time, as provided in the Offer to Exchange; (2) the New Options to be granted under the program are discretionary in nature and such grant does not create any contractual or other right to receive future equity or cash compensation, payments or benefits. By clicking an “Submit” below you agree to the terms and conditions of this Stock Option Exchange Program as described in the Offer documents. Submit Rambus Inc. stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at: 866-442-3453 (From within the U.S.) 201-680-5579 (From outside the U.S.) Employee Number 123123123 WWW.etrade.com (Will require E “TRADE User ID and Password to login to brokerage account)

Rambus

Rambus Inc. Stock Option Exchange Analysis Tool

This tool is designed to help you decide if you want to participate in this program.

Click the "Refresh" button after you have entered any new prices to see the revised potential gains.

Insert Assumed Future Stock Price $0.00 **Insert New Grant Price*** $4.50

*New Grant Price must be between $4.00 and $8.00

Grant ID	Grant Date	Expiration Date	Grant Price	Options Outstanding	Assumed Gain on Options Outstanding	Exchange Ratio	New Grant if Options Outstanding Exchanged	Assumed Gain on New Grant
	Aug-01-2008	Aug-01-2018	$ 15.95	1,650	$ 0.00	2.50	660	$ 0.00
	Feb-01-2010	Feb-01-2020	$ 22.72	2,500	$ 0.00	1.90	1,315	$ 0.00
	Feb-01-2011	Feb-01-2021	$ 20.93	2,860	$ 0.00	1.70	1,682	$ 0.00
			Totals:	7,010	$ 0.00		3,657	$ 0.00

Enter the desired future stock price and your new grant price and then click "Refresh" to view the potential effects related to the exchange of your options. After analyzing your exchange scenarios click on "Return to Election Screen" to make your exchange elections and receive your Election Confirmation.

Refresh | Return to Election Screen

Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012.
If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at:

866-442-3453 (From within the U.S.)
201-680-6579 (From outside the U.S.)

Rambus ELECTION CONFIRMATION Current Date Employee Number 05/23/2012 Name and Address Confirmation# Please print this page for your records. Please note, you may re-enter the site to view and/or change your election until expiration date. Option Grant # Grant Date Options Outstanding Grant Price New Grant if Options Outstanding Exchanged. *Default exchange ratio is based upon conversion of shares at a grant price of $4.50 Make ONE Election for each eligible grant Aug-1-2008 1,650 $15.95 660 Do Not Exchange Feb-1-2010 2,500 $22.72 1,315 Exchange Feb-1-2011 2,860 $20.93 1682 Exchange *Other grant price scenarios and exchange ratios are available for analysis in the Exchange Analysis Tool. New Stock Option grant information will be available in your E*Trade Financial brokerage account as soon as practicable after the Stock Option Exchange Program has concluded. Please be advised that you cannot update your election(s) after the Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. However, you may return to this website at anytime before the Exchange Program expiration date/time to update your election(s). Return to Election Screen Log Out Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at: 866-442-3453 (From within the U.S.) 201-600-6579 (From outside the U.S.)

Rambus® You have logged out of the Rambus Inc. Stock Option Exchange Program web site. Please be advised that you cannot update your election(s) after the Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. However, you may return to this web site at any time before the Exchange Program expiration date/time to update your election(s). Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012. If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at: 866-442-3453 (From within the U.S.) 201-680-6579 (From °outside the U.S.)

Rambus

ELECTION SUMMARY

Current Date
05/23/2012

Employee Number

Name and Address

Confirmation#

Welcome back ,the election reflected below was submitted on 5/23/2012 10:04:25 PM. Click the 'Exchange' or 'Do not Exchange' button for each eligible grant you intend to update, and then click "Submit". If you would like to keep your elections below click on the "Log Out" button.

Exchange Analysis Tool

Before you make your election, you may click here to access the Option Exchange Analysis Tool to assist you in analyzing potential effects related to your projected grant price and the related gains based upon your future desired stock price.

Option Grant #	Grant Date	Options Outstanding	Grant Price	New Grant if Options Outstanding Exchanged. *Default exchange ratio is based upon conversion of shares at a grant price of $4.50	Make ONE Election for each eligible grant
	Aug-1-2008	1,650	$15.95	680	◉ Exchange ○ Do Not Exchange
	Feb-1-2010	2,500	$22.72	1,315	◉ Exchange ○ Do Not Exchange
	Feb-1-2011	2,860	$20.93	1,682	◉ Exchange ○ Do Not Exchange

Submit Log Out

Rambus Inc. Stock Option Exchange Program expires at 8:00 PM Pacific Time on June 22, 2012.
If you have any questions, please contact the Computershare Call Center, Monday through Friday between the hours of 6:00 a.m. to 4:00 p.m. Pacific Time at:

866-442-3453 (From within the U.S.)
201-680-6579 (From outside the U.S.)